SECURITIES AND EXCHANGE COMMISSION

                        	Washington, D.C. 20549

                           	________________

                              	FORM 8-K

                            	CURRENT REPORT

                 	Pursuant to Section 13 or 15(d) of the

                    	Securities Exchange Act of 1934

	Date of Report (Date of earliest event reported): February 9, 1999


                  	Sears Credit Account Master Trust II

           	(Exact name of registrant as specified in charter)


  Illinois		         	0-24776	      	 Not Applicable
(State or Other  (Commission File    	(IRS Employer
Jurisdiction of					 Number)          Identification No.)
Incorporation)


c/o SRFG, Inc., 3711 Kennett Pike, Greenville, DE	  19807
(Address of principal executive offices)			(Zip Code)



Registrant's telephone number, including area code: (302) 888-3176





Item 5.  Other Events.

	On February 9, 1999, Sears, Roebuck and Co. ("Sears") issued the press release attached hereto as Exhibit 99. As reported in the press release, Sears Bankruptcy Recovery Management Services, Inc. ("SBRMS"), a Sears subsidiary, has agreed to plead guilty to one count of bankruptcy fraud and accept a fine of $60 million.

	Certain of the statements contained in the attached press release are forward looking and as such involve risks and uncertainties that could cause actual results to differ materially. The forward-looking statements are based on assumptions about many important factors, including the Court's approval of the agreement between SBRMS and the U.S. Attorney. While the registrant believes that the assumptions are reasonable, it cautions that it is impossible to predict the impact of certain factors that could cause actual results to differ materially from predicted results.


Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

	The Exhibit Index on page E-1 is incorporated herein by reference.






                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                       				Sears Credit Account Master Trust II
                      					(Registrant)

                    				   By:  SRFG, Inc.
                     				  (Originator of the Trust)


Date: February 9, 1999	    By: /s/ Donald J. Woytek
                  				        DONALD J. WOYTEK
                              Vice President, Administration







                         EXHIBITS


99.  Sears, Roebuck and Co. press release dated February 9, 1999.


















































                                   E-1


EXHIBIT 99
Sears News Release

CONTACT:
Sears Public Affairs
(847) 286-8371

FOR IMMEDIATE RELEASE

Sears Subsidiary to Accept Charge, Fine in Debt Reaffirmation
Action

HOFFMAN ESTATES, Ill., Feb. 9 /PRNewswire/ -- Sears Bankruptcy Recovery Management Services, Inc., a subsidiary of Sears, Roebuck and Co., has agreed to plead guilty to one count of bankruptcy fraud and accept a fine of $60 million.
    The agreement between Sears Bankruptcy Recovery Management Services, Inc. and the U.S. Attorney is subject to court approval. A hearing date has not yet been set.
    The anticipated fine will have no effect on Sears earnings.
In the second quarter of 1997, Sears took a pre-tax charge of $475 million against earnings for refunds, penalties and administrative expenses stemming from improper handling of certain debt reaffirmation agreements. Likewise, the agreement does not require any change in the day-to-day operations of Sears or the subsidiary.
     Separately, Sears reached agreement with the U.S. Attorney to settle a civil action dating from April 17, 1997. Under terms of that agreement, which also is subject to court approval, Sears and its subsidiary will continue to file all reaffirmation agreements obtained in Chapter 7 bankruptcies as required by the U.S. Bankruptcy Code.
    The resolution of the United States Attorney's investigation will conclude the last in a series of legal actions surrounding Sears failure to file some reaffirmation agreements which the company reached with Chapter 7 bankruptcy debtors. Under the reaffirmation provisions of the U.S. Bankruptcy Code, a debtor seeking Chapter 7 protection may agree to repay his or her debts to creditors. This reaffirmation agreement must be filed with the court to be valid.
    In late March 1997, upon learning that the company had not consistently filed debtors' reaffirmation agreements with the appropriate courts, Sears senior management immediately directed that all reaffirmation agreements must be filed in a timely fashion. On April 10, Sears announced a plan to voluntarily identify and repay with interest Chapter 7 debtors whose reaffirmations were not filed as required from January 1, 1992 through April 1, 1997. Through Sears efforts, more than 187,000 affected debtors were identified and repaid, with interest, all principal, finance charges and fees they had paid to Sears under terms of invalid reaffirmation agreements.
    On June 5, 1997, Sears announced comprehensive settlements that led to court-approved agreements with all 50 state Attorneys General and class action plaintiffs, as well as an approved consent order with the Federal Trade Commission.
    Sears, Roebuck and Co. (NYSE: S) is a leading U.S. retailer of apparel, home and automotive products and services, serving American households nationwide.

SOURCE Sears, Roebuck and Co.